UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2010

Universal Technical Institute, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20410 North 19th Avenue, Suite 200, Phoenix, Arizona		85027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	623-445-9500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2010, Universal Technical Institute, Inc., a Delaware corporation (the "Company"), announced that Ken Cranston, formerly Regional Vice President of Operations, will assume the role of Senior Vice President of Admissions. In his new role, Mr. Cranston will be responsible for all campus, field and military admissions company-wide and will report directly to Kim McWaters, UTI’s President and Chief Executive Officer. Bob Adler, former Senior Vice President of Admissions, will be leaving the Company, effective immediately.

Separately, UTI announced that it expects students starting school during the third fiscal quarter of 2010, which ends June 30, 2010, to grow in the range of 30 to 35 percent above the levels of last year. UTI will report results for the third quarter on Tuesday, August 3, 2010.

A copy of the Company’s press release announcing the promotion of Mr. Cranston and information regarding third fiscal quarter of 2010 students starting school is filed as Exhibit 99.1 to this Current Report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Technical Institute, Inc.

June 30, 2010	By:	/s/ Eugene S. Putnam, Jr.

Name: Eugene S. Putnam, Jr.
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Universal Technical Institute, Inc., dated June 30,2010.